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                                                                    Exhibit 6(a)

                                                                          PAGE 1

                               State of Delaware
                       Office of the Secretary of State




        I, WILLIAM T. QUILLEN, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF RESTATED CERTIFICATE OF INCORPORATION OF "PROVIDENTMUTUAL LIFE AND ANNUITY COMPANY OF AMERICA" FILED IN THIS OFFICE ON THE TWENTY-EIGHTH DAY OF OCTOBER, A.D. 1992, AT 10:31 O'CLOCK A.M.

        A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.

                                    * * * * * * * * *



                                   [SEAL] /s/ William T. Quillen
                                         ------------------------------------
                                         William T. Quillen, Secretary of State

                                                        AUTHENTICATION: *3781654
                                                        DATE:  02/10/1993


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                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 10:31 AM 10/28/1992
                                                             923045148 - 2314420


                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
               PROVIDENTMUTUAL LIFE AND ANNUITY COMPANY OF AMERICA


        Providentmutual Life and Annuity Company of America, a corporation organized and existing under the laws of the State of Delaware as of the date of filing of this certificate hereby certifies as follows:

        1. The name of the corporation is Providentmutual Life and Annuity Company of America. The corporation was originally incorporated in the Commonwealth of Pennsylvania under the name Washington Square Life Insurance Company as a domestic insurance corporation. The corporation's original certificate of incorporation was filed with the State Corporation Bureau of the Commonwealth of Pennsylvania on January 8, 1958. A number of amendments have hereafter been made to the said Certificate of Incorporation by means of various Articles of Amendment, all of which were also filed in Pennsylvania.


        2. Providentmutual Life and Annuity Company of America has been domesticated from the Commonwealth of Pennsylvania to the State of Delaware effective as of the date of filing of this certificate, pursuant to Section 4946 of the Delaware Insurance Code (198 Del. C. Section 4946) and all other applicable provisions of the Delaware and Pennsylvania law and a Certificate of Incorporation incorporating all of the provisions of the prior Pennsylvania Certificate of Incorporation as amended has today been filed as the Delaware Certificate of Incorporation of the Corporation to implement its domestication to Delaware. The corporation now is filing this Restated Certificate of Incorporation to replace that Delaware Certificate of Incorporation to eliminate unnecessary provisions in that Certificate of Incorporation.

        3. Pursuant to Sections 242 and 245 of the General Corporation law of the State of Delaware, this Restated Certificate of Incorporation restates and integrates and further amends the provisions of the original Pennsylvania Certificate of Incorporation as previously amended and becomes the Certificate of Incorporation of this corporation.

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        The text of the Restated Certificate of Incorporation as heretofore filed, amended or supplemented in Pennsylvania is hereby restated and further amended and reads in its entirety as follows:

                          CERTIFICATE OF INCORPORATION
                                       OF
              PROVIDENTMUTUAL LIFE AND ANNUITY COMPANY OF AMERICA


FIRST: The name of the corporation is Providentmutual Life and Annuity Company of America.

SECOND: Its registered office in the State of Delaware is to be located at 300 Continental Drive, Christiana Executive Campus, Newark, County of New Castle, Delaware, 19713, and its registered agent at that address is Providentmutual Life and Annuity Company of America.

THIRD: The nature of the business of the corporation and the purposes to be promoted by it are to engage in the business of insurance and any lawful acts or activities for which corporations may be organized under the general corporation law of the State of Delaware related to the business of insurance.

FOURTH: The amount of the total authorized capital stock of the corporation shall be $2,500,000.00. The capital stock shall be represented by 250,000 shares, having a par value of $10.00 each.

FIFTH: The name and mailing address of the Incorporator is as follows:

          NAME                          ADDRESS
          ----                          --------

     Glenn C. Klenton, Esquire          One Rodney Square
                                        P.O. Box 551
                                        Wilmington, Delaware 19899

SIXTH:  The existence of this corporation is to be perpetual.

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SEVENTH: This corporation reserves the rights to amend, alter, change and repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law and all rights conferred on officers, directors and stockholders herein are granted subject to this reservation.

EIGHTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to make, amend and repeal the By-Laws of this corporation. The stockholders and directors shall have power to hold their meetings, and keep the books and records of the corporation, outside the State of Delaware, at such places as may from time to time be designated.

NINTH: No contract, act or other transaction between this Corporation and any person or persons, co-partnership, corporation or association shall be affected or invalidated by the fact that any one or more of the stockholders, directors, or officers of this Corporation is interested in, or is a stockholder, director or officer of such other corporation or association or is a party to or interested in such contract, act or other transaction or in any way connected with such person or persons, co-partnership, association or corporation, or that in any transaction between this Corporation and another corporation, either of them is a stockholder in the other. Any person who may become a director of this Corporation is hereby relieved from all disability or liability arising out of any contract entered into in good faith with the Corporation for the benefit of himself or any person or persons, copartnership, association or corporation or any person or persons, co-partnership, association or corporation in which he may have or represent a financial interest.

TENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them, or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware, on the application in a summary way of (a) this Corporation, (b) any creditor or stockholder of this corporation, (c) any receiver or receivers appointed for this Corporation under the provisions of
Section 291, of Title 8 of the Delaware Code, or (d) any trustees is dissolution appointed

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for this Corporation under the provisions of section 279 of said Title 8, may order a meeting of the creditors or class of creditors, or order the stockholders or class of stockholders, to be summoned in such a manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, or all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this corporation.

        ELEVENTH: The Corporation shall, to the fullest extent permitted by
Section 145 of the Delaware General Corporation Law, indemnify any and all of its Directors and Officers, who shall serve as an officer or Director of this Corporation at the request of this Corporation, from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any other provision of the Certificate of Incorporation, any provision of the By-laws, any agreement, any vote of Stockholders or disinterested Directors or otherwise, both as to action in his official capacity while holding such office and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, Officer, Employee, or Agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

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        IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been signed under the seal of the corporation this 28th day of October, 1992.

                                   PROVIDENTMUTUAL LIFE AND
                                   ANNUITY COMPANY OF AMERICA


                                   By: /s/ Alfred F. Wilmouth
                                      -----------------------------------------
                                      Alfred F. Wilmouth
                                      President


Attest:

/s/ Joseph A. Kenney, Jr.
--------------------------
Joseph A. Kenney, Jr.
Secretary